Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-120692),
2)	Registration Statement (Form S-3 No. 333-150737),
3)	Registration Statement (Form S-3 No. 333-173951),
4)	Registration Statement (Form S-3 No. 33-94782),
5)	Registration Statement (Form S-3 No. 333-22211),
6)	Registration Statement (Form S-3 No. 333-43267),
7)	Registration Statement (Form S-3 No. 333-39282),
8)	Registration Statement (Form S-3 No. 333-65592), and
9)	Registration Statement (Form S-3 No. 333-125571)

of Liberty Property Trust and Liberty Property Limited Partnership and in the related Prospectuses of our report dated February 25, 2011 (except for the income per common share section of Note 2 and Notes 3, 11, 12, 14, and 15 as to which date is June 30, 2011), with respect to the consolidated financial statements and schedule of Liberty Property Limited Partnership included in this Current Report (Form 8-K).

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

June 30, 2011